Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17569, 333-82405, 333-47142, 333-96617 and 333-167300) of TeleTech Holdings, Inc. of our report dated February 27, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 27, 2014